                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                          JURISDICTION OF
                          NAME                             INCORPORATION
                         ------                           ---------------
Golden Eagle Systems, Inc...............................  Texas
Sanmina Ireland.........................................  Ireland
Sanmina, B.V. (1).......................................  The Netherlands

(1) To be incorporated.